SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CHART INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHART INDUSTRIES, INC.
5885 Landerbrook Drive, Suite 150, Cleveland, Ohio 44124

March 30, 2001

To the Stockholders of Chart Industries, Inc.:

        The Annual Meeting of Stockholders of Chart Industries, Inc. will be held at 10:00 a.m. Eastern Time, on Thursday, May 3, 2001, at The Chase Manhattan Bank Building, 270 Park Avenue, 11th Floor, Conference Room A, New York, New York.

        We will be reporting on your Company’s activities and you will have an opportunity to ask questions about our operations.

        We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

        On behalf of the Board of Directors and management of Chart Industries, Inc., I would like to thank you for choosing to invest in our Company. We hope to merit your continued support and confidence.

Sincerely yours,

ARTHUR S. HOLMES
Chairman and
Chief Executive Officer

CHART INDUSTRIES, INC.
5885 Landerbrook Drive, Suite 150, Cleveland, Ohio 44124

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 3, 2001

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Chart Industries, Inc. (the “Company”) will be held at The Chase Manhattan Bank Building, 270 Park Avenue, 11th Floor, Conference Room A, New York, New York, on Thursday, May 3, 2001 at 10:00 a.m. Eastern Time, for the following purposes:

1.	To elect two Directors of the class whose term of office expires in 2004;

2.	To amend and restate the Company’s 1997 Stock Option and Incentive Plan to increase the aggregate number of shares available for issuance by 600,000 and to make other changes to the plan;

3.	To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 60,000,000; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Holders of Common Stock of record as of the close of business on March 16, 2001 are entitled to receive notice of and to vote at the Annual Meeting.

        It is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person.

By Order of the Board of Directors

THOMAS F. MC KEE
Secretary

Cleveland, Ohio
March 30, 2001

CHART INDUSTRIES, INC.
5885 Landerbrook Drive, Suite 150, Cleveland, Ohio 44124

PROXY STATEMENT
Mailed on or about March 30, 2001
Annual Meeting of Stockholders to be held on May 3, 2001

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Chart Industries, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company to be held on May 3, 2001, and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders, which accompanies this Proxy Statement.

        The accompanying proxy is solicited by the Board of Directors of the Company and will be voted in accordance with the instructions contained thereon if it is returned duly executed and is not revoked. If no choice is specified on the proxy, it will be voted FOR the election of the individuals nominated by the Board of Directors, FOR the amendment and restatement of the Company’s 1997 Stock Option and Incentive Plan, and FOR the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), from 30,000,000 to 60,000,000. A stockholder may revoke a proxy at any time before it is exercised by delivery of written notice to the Secretary of the Company, by a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

        The costs of soliciting proxies will be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their name and the Company will reimburse them for their out-of-pocket expenses in connection therewith. In addition to solicitation by mail, the Company’s Directors, officers and employees, without additional compensation, may solicit proxies by telephone, mail and personal interview.

        The record date for determination of stockholders entitled to vote at the Annual Meeting was the close of business on March 16, 2001. On that date, there were outstanding and entitled to vote 24,381,999 shares of Common Stock of the Company. Each share of Common Stock is entitled to one vote. The Company’s Certificate of Incorporation does not provide for cumulative voting rights.

        At the Annual Meeting, in accordance with the Delaware General Corporation Law, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. Pursuant to the Company’s By-Laws, at the Annual Meeting the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum. The shares represented at the Annual Meeting by proxies that are marked, with respect to the election of Directors, “withheld” or, with respect to any other proposals, “abstain,” will be counted as shares present for the purpose of determining whether a quorum is present.

        Under the rules of the New York Stock Exchange, brokers who hold shares in street name for beneficial owners have the authority to vote on certain items when they have not received instructions from such beneficial owners. Under applicable Delaware law, if a broker returns a proxy with respect to an item on which the broker has the authority to vote and has not voted on another proposal, such broker non-votes will count for purposes of determining a quorum.

        Pursuant to the Company’s By-Laws, at the Annual Meeting a plurality of the votes cast is sufficient to elect a nominee as a Director. In the election of Directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will have no effect on the outcome of the election of Directors.

        Under Delaware law, the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock requires the approval of the holders of a majority of the outstanding shares entitled to vote. Votes on this proposal may be cast in favor, against or abstained. Abstentions and broker non-votes will have the same effect as votes against the proposal.

        Pursuant to the Company’s By-Laws, all other questions and matters brought before the Annual Meeting will be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon and present in person or by proxy at the Annual Meeting, unless otherwise provided by Delaware law, by the rules of the New York Stock Exchange, or by the Certificate of Incorporation or By-Laws of the Company. In voting for such proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the proposal on which the abstention is noted and will have the effect of a vote against such proposal. Broker non-votes, however, are not counted as present and entitled to vote for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of Common Stock as of March 12, 2001, unless otherwise indicated, by (i) each Director and nominee for election as a Director of the Company, (ii) each executive officer named in the summary compensation table appearing under the caption “Executive Compensation” below, (iii) each person or group known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock and (iv) all Directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective Director, officer or stockholder, as the case may be. Unless otherwise indicated below, each stockholder named below has sole voting and investment power with respect to the number of shares set forth opposite his, her or its respective name.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Common Stock(1)
Arthur S. Holmes (2) 5885 Landerbrook Drive, Suite 150 Cleveland, Ohio 44124	7,730,416	31.7%

Christine H. Holmes (3) 5885 Landerbrook Drive, Suite 150 Cleveland, Ohio 44124	7,730,416	31.7

Charles S. Holmes (4) Asset Management Associates of	1,567,010	6.4
New York, Inc. P. O. Box 250 Rutherford, New Jersey 07070

James R. Sadowski (5) 5885 Landerbrook Drive, Suite 150 Cleveland, Ohio 44124	313,363	1.3

Don A. Baines (6) 5885 Landerbrook Drive, Suite 150 Cleveland, Ohio 44124	236,361	1.0

John T. Romain (7) 5885 Landerbrook Drive, Suite 150 Cleveland, Ohio 44124	107,866	*

Richard J. Campbell (8) 365 South Oak Street West Salem, Wisconsin 54669	116,970	*

Thomas F. McKee (9) 1400 McDonald Investment Center 800 Superior Avenue Cleveland, Ohio 44114	23,500	*

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Common Stock(1)
Lazzaro G. Modigliani (10) One Broadway Cambridge, Massachusetts 02142	97,936	*

Robert G. Turner, Jr. (11) 6690 Beta Drive, Suite 210 Mayfield Village, Ohio 44143	46,800	*

All Directors and executive officers as a group (8 persons)	8,673,212	34.7

*	Less than one percent.

(1)
In accordance with Securities and Exchange Commission (the “Commission”) rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding options covering Common Stock exercisable by such owner within 60 days after March 12, 2001, but no exercise of outstanding options or other convertible securities covering Common Stock held by any other person.

(2)
Arthur S. Holmes is Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Holmes is the husband of Christine H. Holmes. Mr. Holmes’ share ownership is comprised of 3,847,274 shares of Common Stock held by the Arthur S. Holmes Trust, Arthur S. Holmes, Trustee, 6,770 shares of Common Stock which he owns indirectly through the Chart Industries, Inc. 401(k) Investment and Savings Plan, 104,100 shares held by The Rock Foundation, of which Mr. Holmes and his wife serve as trustees, 37,500 shares of Common Stock which he has the right to acquire through the exercise of stock options within 60 days after March 12, 2001, and 3,734,772 shares of Common Stock owned by his wife. The ownership of the shares held by his wife is attributed to Mr. Holmes pursuant to Commission rules. As a result, although Mr. and Mrs. Holmes are shown in the table above each to own 31.7% of the outstanding shares of Common Stock of the Company, in the aggregate they own together 31.7% of the outstanding shares of Common Stock of the Company.

(3)
Christine H. Holmes’ share ownership is comprised of 3,734,772 shares of Common Stock held by the Christine H. Holmes Trust, Christine H. Holmes, Trustee, 104,100 shares held by The Rock Foundation, of which Mrs. Holmes and her husband serve as trustees, and 3,891,544 shares of Common Stock owned by her husband, Arthur S. Holmes. The ownership of the shares held by her husband is attributed to Mrs. Holmes pursuant to Commission rules.

(4)
Charles S. Holmes’ share ownership is comprised of 1,560,260 shares of Common Stock, which he owns directly, and 6,750 shares held by his minor child. The ownership of the shares held by his child is attributed to Mr. Holmes pursuant to Commission rules.

(5)
James R. Sadowski is the President and Chief Operating Officer of the Company. Mr. Sadowski’s share ownership is comprised of 47,250 shares of Common Stock which he owns directly, 17,124 shares of Common Stock which he owns through the Company’s deferred compensation plan, 8,989 shares of Common Stock which he owns indirectly through the Chart Industries, Inc. 401(k) Investment and Savings Plan, 231,000 shares of Common Stock which he has the right to acquire through the exercise of stock options within 60 days after March 12, 2001 and 9,000 shares of
Common Stock owned by his wife. The ownership of the shares held by his wife is attributed to Mr. Sadowski pursuant to Commission rules.

(6)
Don A. Baines is the Chief Financial Officer and Treasurer and a Director of the Company. Mr. Baines’ share ownership is comprised of 54,399 shares of Common Stock which he owns directly, 11,694 shares of Common Stock which he owns through the Company’s deferred compensation plan, 8,019 shares of Common Stock which he owns indirectly through the Chart Industries, Inc. 401(k) Investment and Savings Plan and 162,249 shares of Common Stock which he has the right to acquire through the exercise of stock options within 60 days after March 12, 2001.

(7)
John T. Romain is the Controller and Chief Accounting Officer of the Company. Mr. Romain’s share ownership is comprised of 32,314 shares of Common Stock which he owns directly, 10,662 shares of Common Stock which he owns through the Company’s deferred compensation plan, 5,885 shares of Common Stock which he owns indirectly through the Chart Industries, Inc. 401(k) Investment and Savings Plan, 36,749 shares of Common Stock which he has the right to acquire through the exercise of stock options within 60 days after March 12, 2001 and 22,256 shares of Common Stock owned by his wife. The ownership of the shares held by his wife is attributed to Mr. Romain pursuant to Commission rules.

(8)
Richard J. Campbell is a Director of the Company. Mr. Campbell’s share ownership is comprised of 46,470 shares of Common Stock which he owns directly, 68,250 shares of Common Stock which he has the right to acquire through the exercise of stock options within 60 days after March 12, 2001 and 2,250 shares of Common Stock owned by his wife. The ownership of the shares held by his wife is attributed to Mr. Campbell pursuant to Commission rules.

(9)
Thomas F. McKee is a Director of the Company. Mr. McKee’s share ownership is comprised of 1,000 shares of Common Stock which he owns directly and 22,500 shares of Common Stock which he has the right to acquire through the exercise of stock options within 60 days after March 12, 2001.

(10)
Lazzaro G. Modigliani is a Director of the Company. Mr. Modigliani’s share ownership is comprised of 64,186 shares of Common Stock which he owns directly and 33,750 shares of Common Stock which he has the right to acquire through the exercise of stock options within 60 days after March 12, 2001.

(11)
Robert G. Turner, Jr. is a Director of the Company. Mr. Turner’s share ownership is comprised of 1,125 shares held by the Turner & Company, Inc. Employees Profit Sharing Plan, of which Mr. Turner is a trustee, 45,000 shares of Common Stock which he has the right to acquire through the exercise of stock options within 60 days after March 12, 2001 and 675 shares of Common Stock owned by his wife. The ownership of the shares held by his wife is attributed to Mr. Turner pursuant to Commission rules.

ELECTION OF DIRECTORS

        The members of the Company’s Board of Directors are divided into three classes with the term of office of one class expiring each year. At its February 8, 2001 meeting, the Board of Directors, upon unanimous recommendation of its Nominating Committee, nominated Don A. Baines and Thomas F. McKee to stand for re-election as Directors at the Annual Meeting.

        Unless otherwise directed, the persons named in the accompanying proxy will vote for the election of Don A. Baines and Thomas F. McKee as Directors of the Company for a three-year term until the Annual Meeting in 2004 and until their successors have been elected and qualified. In the event of the death or inability to act of the nominee, the proxies will be voted for the election as a Director of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur. In no event will the accompanying proxy be voted for more than two nominees or for a person other than Don A. Baines and Thomas F. McKee and any such substitute nominee for them.

Nominees Proposed by the Board of Directors

Don A. Baines, 58
Chief Financial Officer
and Treasurer
Chart Industries, Inc.
Cleveland, Ohio

        Don A. Baines has been the Chief Financial Officer, Treasurer and a Director of the Company since its formation in June 1992. He also has served as Chief Financial Officer of Holmes Investment Services, Inc., a management consulting firm, since 1989. In addition, Mr. Baines was the Chief Financial Officer of ALTEC International, Inc., a wholly owned operating subsidiary of the Company, from 1986 through 1992. From 1976 through 1985, Mr. Baines served in a variety of managerial capacities, including Controller, in the Process/Transport Division of Trane Company (“Trane”), which included the predecessor of ALTEC International, Inc. Mr. Baines is a Certified Public Accountant and holds a B.B.A. in Accounting from St. Edward’s University, Austin, Texas. Mr. Baines is a nominee for election to a three-year term to expire in 2004.

Thomas F. McKee, 52
Partner and Vice Chairman,
Executive Committee
Calfee, Halter & Griswold LLP
Cleveland, Ohio

        Thomas F. McKee is a Partner in the law firm of Calfee, Halter & Griswold LLP and Vice Chairman of its Executive Committee. Mr. McKee principally practices in the corporate finance area. Mr. McKee has served as a member of and corporate secretary to a number of Boards of Directors, including McDonald & Company Investments Inc., Signature Brands, Inc., Mr. Coffee, Inc., DataTRAK International, Inc. and LogoAthletic, Inc. Mr. McKee received his J.D. from Case Western Reserve University School of Law and his bachelor’s degree from the University of Michigan. Mr. McKee has served as a Director of the Company since May 1999. Mr. McKee is a nominee for election to a three-year term to expire in 2004.

Directors Continuing in Office

Arthur S. Holmes, 60
Chairman and
Chief Executive Officer
Chart Industries, Inc.
Cleveland, Ohio

        Arthur S. Holmes has been Chairman of the Board of Directors and Chief Executive Officer of the Company since its formation in June 1992, and was President until December 1993. He also has been President and the principal owner of Holmes Investment Services, Inc., a management consulting firm, since 1989. Mr. Holmes served as President of ALTEC International, Inc. from 1985 through 1989. From 1978 through 1985, he served in a variety of managerial capacities for Koch Process Systems, Inc., the predecessor of Process Systems International, Inc., an operating unit of the Company, including Vice President—Manager of the Gas Processing Division. Mr. Holmes is the co-inventor of the Company’s patented Ryan/Holmes technology. Mr. Holmes holds a B.S. and an M.S. in Chemical Engineering from the Pennsylvania State University and an M.B.A. from Northeastern University. Mr. Holmes’ term as a Director expires in 2002.

Richard J. Campbell, 71
Retired President
Multistack, Inc.
West Salem, Wisconsin

        Richard J. Campbell is the retired President of Multistack, Inc., a manufacturer of modular water chillers for air conditioning and industrial markets. Mr. Campbell served as President of Multistack, Inc. from 1995 until 1999 and as a principal from 1989 until 1995. Mr. Campbell also served as Senior Vice President of American Standard, Inc. (“American Standard”) from 1984 through his retirement in 1986 in charge of American Standard’s Trane Division. Mr. Campbell was President, Chief Operating Officer and a Director of Trane from 1977 until American Standard’s acquisition of Trane in 1984. Mr. Campbell holds a B.S. in Welding Engineering from the Ohio State University and has served as a Director of the Company since July 1992. Mr. Campbell’s term as a Director expires in 2002.

Lazzaro G. Modigliani, 68
Executive Vice President—Industrial Process
Washington Group International, Inc.
Cambridge, Massachusetts

        Lazzaro G. Modigliani has served since July 2000 as Executive Vice President—Industrial Process of Washington Group International, Inc., an international engineering and construction firm (“Washington Group”). Mr. Modigliani served as Executive Vice President—Industrial Products of Raytheon Engineers & Constructors, Inc. (“Raytheon Engineers”) from January 1998 until it was acquired by Washington Group in July 2000. Mr. Modigliani was a full-time consultant to Raytheon Engineers from June 1994 until December 1997, and served as the President and Chief Operating Officer of Raytheon Engineers from March 1993 until June 1994. From 1989 to March 1993, Mr. Modigliani served as the President and Chief Executive Officer of The Badger Company, Inc. (“Badger”). He served in a variety of senior management positions with Badger since joining it in 1966. Mr. Modigliani holds a Ph.D. in Chemical Engineering from Milan Polytechnic Institute and has served as a Director of the Company since July 1992. Mr. Modigliani’s term as a Director expires in 2003.

Robert G. Turner, Jr., 54
Founder and Managing Partner
Turner, Afek & Nemeth, LLC
Mayfield Village, Ohio

        Robert G. Turner, Jr. is the founder and managing partner of Turner, Afek & Nemeth, LLC, a public accounting firm, where he specializes in business valuation, merger and acquisition and accounting and tax compliance matters. Prior to forming Turner, Afek & Nemeth, LLC in 1999, Mr. Turner was the founder and owner of Turner & Company, Inc., also a public accounting firm. Prior to forming Turner & Company, Inc. in 1988, Mr. Turner was a national partner in the accounting firm of Pannell Kerr Forster, where his practice focused principally on management, accounting and tax services. Mr. Turner received his B.B.A. in Accounting from Cleveland State University and is a Certified Public Accountant and Certified Valuation Analyst. Mr. Turner is a Director of Zaxis International Inc., a biotechnology holding company, and also serves on the board of Corporate Continuity Group, Ltd., a national succession planning and business valuation organization. Mr. Turner has served as a Director of the Company since August 1997. Mr. Turner’s term as a Director expires in 2003.

Board of Directors and Committees

        The Board of Directors has five standing Board committees: the Executive Committee, the Audit Committee, the Compensation Committee, which has a subcommittee, the Nominating Committee and the Strategic Planning Committee, the members of each of which are indicated below.

        The Executive Committee exercises the power and authority of the Board of Directors in the interim period between Board meetings. The Executive Committee did not meet during the last fiscal year. The members of the Executive Committee are Arthur S. Holmes, Chairman, and Don A. Baines.

        The Audit Committee assists the Board of Directors in overseeing the quality and integrity of the Company’s financial statements, its compliance with legal and regulatory requirements and the independence and performance of its independent auditors and internal audit function. The Committee also recommends to the Board of Directors the appointment of the independent auditors. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is attached to this Proxy Statement as Appendix A. The members of this Committee, which met three times during the last fiscal year, are Robert G. Turner, Jr., Chairman, Richard J. Campbell, Thomas F. McKee and Lazzaro G. Modigliani. Each of the members of this Committee satisfies the independence and financial literacy requirements of the New York Stock Exchange.

        The Compensation Committee is responsible for the determination of compensation payable to the executive officers and other senior managers of the Company. In addition, the Compensation Committee is responsible for the administration of the Company’s 1992 Key Employees Stock Option Plan, Amended and Restated 1997 Stock Option and Incentive Plan and 1997 Stock Bonus Plan. The Compensation Committee met five times during the last fiscal year. The members of the Compensation Committee are Lazzaro G. Modigliani, Chairman, Richard J. Campbell, Thomas F. McKee, and Robert G. Turner, Jr.

        The Compensation Subcommittee consists solely of qualifying Directors under Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is responsible for making certain grants, awards, certifications and other administrative arrangements regarding selected compensation decisions for the Chief Executive Officer and the Company’s other executive officers. In addition, the Compensation Subcommittee is responsible for the administration of the Company’s 2000 Executive Incentive Stock Option Plan. See “Executive Compensation—Compensation Subcommittee Report on Executive Compensation.” The Compensation Subcommittee met five times during the last fiscal year. The members of the Compensation Subcommittee are Lazzaro G. Modigliani, Chairman, Richard J. Campbell and Robert G. Turner, Jr.

        The Nominating Committee was established in February 2001 and consists solely of non-employee Directors. The Nominating Committee considers and recommends to the Board of Directors nominees for election as Directors and candidates to fill vacancies on the Board of Directors, and, in making its recommendations, it reviews the performance of incumbent Directors and the background, qualifications and experience of other candidates for service as Directors. The Nominating Committee will consider Director nominees recommended by stockholders if a written nomination is received by the Company’s corporate secretary not later than 60 days before the date on which the Company first mailed its proxy materials for the prior year’s annual meeting to stockholders. The members of this Commit tee, which did not meet during the last fiscal year, are Lazzaro G. Modigliani, Chairman, Richard J. Campbell and Robert G. Turner, Jr.

        The Strategic Planning Committee advises management in defining and achieving the Company’s strategic objectives. The Strategic Planning Committee did not meet during the last fiscal year. The members of the Strategic Planning Committee are Arthur S. Holmes, Chairman, Don A. Baines, Richard J. Campbell, Thomas F. McKee, Lazzaro G. Modigliani and Robert G. Turner, Jr.

        The Company’s Board of Directors met five times during the last fiscal year. No Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he served during the period for which he was a member of the Board.

        Each non-employee Director receives a retainer fee in the amount of $3,750 per quarter and $2,500 for each Directors’ meeting attended, along with reimbursement of out of pocket expenses incurred in connection with attending such meetings. Such non-employee Directors also receive $500 per telephonic conference meeting. In addition, each non-employee Director receives $2,500 per meeting for any meeting of a committee of the Board of Directors that is held on a day other than the day of a Directors’ meeting and $1,000 for committee meetings held on the same day as a Directors’ meeting. Arthur S. Holmes and Don A. Baines receive no compensation for serving as Directors. Under the Company’s 1996 Stock Option Plan for Outside Directors, each Director who is not an employee of the Company also receives options to purchase 11,250 shares of Common Stock when such person first becomes a non-employee Director, and receives additional options to purchase 11,250 shares of Common Stock immediately after each annual meeting thereafter for so long as such person continues to be a non-employee Director.

AUDIT COMMITTEE AND RELATED MATTERS

Report of the Audit Committee

        The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

        Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management and express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Committee monitors these processes.

        In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Committee also discussed with the independent auditors such other matters as are required to be discussed with the Committee under generally accepted auditing standards.

        In addition, the independent auditors provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), related to the auditors’ independence. The Committee discussed with the independent auditors the auditors’ independence from the Company and its management and considered the compatibility of nonaudit services with the auditors’ independence.

        The Committee discussed with the Company’s financial management and independent auditors the overall scope and plans for the audit. The Committee also met with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.

        Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

ROBERT G. TURNER , JR ., CHAIRMAN
RICHARD J. CAMPBELL
THOMAS F. MC KEE
LAZZARO G. MODIGLIANI

Independent Auditors

        The Board of Directors, upon recommendation of the Audit Committee, has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2001. Fees for services rendered by Ernst & Young LLP for the last fiscal year were:

Audit Fees	All Other Fees
$468,000	$375,000*

*	Includes audit related fees of $62,000.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

EXECUTIVE COMPENSATION

        The following table shows compensation received by the Company’s Chief Executive Officer and all other executive officers for the fiscal year ended December 31, 2000 as well as their compensation for each of the fiscal years ended December 31, 1999 and 1998.

Summary Compensation Table

Name and Principal Position		Annual Compensation				Long-Term Compensation Awards		All Other Compensation(2)
	Year	Salary	Bonus		Other Annual Compensation(1)	Number of Securities Underlying Options
Arthur S. Holmes	2000	$263,000	$319,600	(3)	—	187,500	(4)	$16,786
Chairman and Chief	1999	250,000	50,000		—	—		15,933
Executive Officer	1998	125,250	—		—	—		10,723
James R. Sadowski	2000	$263,000	$310,882	(3)	—	187,500	(4)	$16,786
President and Chief	1999	250,000	50,000		—	45,000	(5)	15,933
Operating Officer	1998	207,000	466,500	(3)	—	45,000	(6)	16,113
Don A. Baines	2000	$184,000	$217,499	(3)	—	125,000	(4)	$16,786
Chief Financial Officer	1999	175,000	30,000		—	10,000	(7)	15,933
and Treasurer	1998	147,000	331,300	(3)	—	15,000	(8)	16,113
John T. Romain	2000	$125,000	$110,818	(3)	—	100,000	(4)	$13,345
Controller and Chief	1999	112,000	20,000		—	5,000	(9)	15,933
Accounting Officer

(1)	No executive officer received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

(2)	Represents amounts contributed by the Company to the executive officer’s personal account under the Chart Industries, Inc. 401(k) Investment and Savings Plan.

(3)
The bonus amounts for 2000 include amounts that, when paid, are expected to be deferred to subsequent periods pursuant to the Company’s Voluntary Deferred Income Plan. In the case of executive officers other than Mr. Holmes, a portion of 2000 bonuses will be paid in stock under the terms of the Company’s 1997 Stock Bonus Plan. The bonus amounts earned in earlier years that were deferred to a subsequent period were as follows: Mr. Sadowski for 1998, $186,600, including a stock portion of $85,800 (11,508 shares); and Mr. Baines for 1998, $82,800, including a stock portion of $58,800 (7,881 shares).

(4)
These options were granted in May 2000 pursuant to the Company’s 2000 Executive Incentive Stock Option Plan. These options become exercisable in annual installments over a period of five years from the date of grant, based in part on the executive officer’s continued service during that period and in part on the Company’s realization of certain financial targets on an annual basis over the period.

(5)
These options were granted in May 1999 pursuant to the Company’s Amended and Restated 1997 Stock Option and Incentive Plan. Twenty percent of the shares subject to these options become exercisable on each anniversary of the date of grant.

(6)
These options were granted in November 1998 pursuant to the Company’s Amended and Restated 1997 Stock Option and Incentive Plan in replacement of canceled options for the same number of shares granted in April 1998. Twenty percent of the shares subject to these options become exercisable on each anniversary of the date of grant.

(7)
These options were granted in February 1999 pursuant to the Company’s Amended and Restated 1997 Stock Option and Incentive Plan. Twenty percent of the shares subject to these options become exercisable on each anniversary of the date of grant.

(8)
These options were granted in November 1998 pursuant to the Company’s Amended and Restated 1997 Stock Option and Incentive Plan in replacement of canceled options for the same number of shares granted in November 1997. Twenty percent of the shares subject to these options become exercisable on each anniversary of the date of grant.

(9)
These options were granted in February 1999 pursuant to the Company’s Amended and Restated 1997 Stock Option and Incentive Plan. Twenty percent of the shares subject to these options become exercisable on each anniversary of the date of grant.

Option Grants

        The following table shows information about grants of stock options to purchase Common Stock made during fiscal year 2000 to the executive officers, all of which were awarded pursuant to the Company’s 2000 Executive Incentive Stock Option Plan.

Option Grants in Last Fiscal Year
Name	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms
	Number of Securities Underlying Options Granted(1)		Percentage of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price (per share)		Expiration Date	5%	10%
Arthur S. Holmes Chairman and Chief Executive Officer	187,500	(2)	23.5%	$4.4375	(3)	5/4/2010	$523,260	$1,326,040

James R. Sadowski President and Chief Operating Officer	187,500	(2)	23.5%	$4.4375	(3)	5/4/2010	$523,260	$1,326,040

Don A. Baines Chief Financial Officer and Treasurer	125,000	(2)	15.7%	$4.4375	(3)	5/4/2010	$348,840	$ 884,030

John T. Romain Controller and Chief Accounting Officer	100,000	(2)	12.5%	$4.4375	(3)	5/4/2010	$279,070	$ 707,220

(1)
In general, an optionee’s rights under options will terminate three months after his termination of employment. In the event of a “change in control,” as defined in the Company’s 2000 Executive Incentive Stock Option Plan, the Compensation Subcommittee will have the right, in its discretion, to modify these options under the terms of the Plan, including accelerating the exercisability of the options.

(2)
These options were granted on May 4, 2000 pursuant to the Company’s 2000 Executive Incentive Stock Option Plan. These options become exercisable in annual installments over a period of five years from the date of grant, based in part on the executive officer’s continued service during that period and in part on the Company’s realization of certain financial targets on an annual basis over the period. An executive officer will forfeit the portion of the option subject to vesting based on the Company’s realization of financial targets for a particular fiscal year if the Company does not realize those targets for that year.

(3)	Based on the closing price of the Common Stock of $4.4375 on the New York Stock Exchange on May 4, 2000.

Option Exercises and Fiscal Year-End Values

        The following table shows for the executive officers information about their exercise of stock options to purchase Common Stock during fiscal year 2000 and their unexercised stock options to purchase Common Stock at December 31, 2000.

Aggregated Option Exercises in Last Fiscal Year
and December 31, 2000 Option Value

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2000		Value of Unexercised In-the-Money Options at December 31, 2000(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Arthur S. Holmes Chairman and Chief Executive Officer	—	—	—	187,500	—	—

James R. Sadowski President and Chief Operating Officer	—	—	175,500	268,500	$211,216	—

Don A. Baines Chief Financial Officer and Treasurer	—	—	115,000	162,250	$ 52,131	$1,828

John T. Romain Controller and Chief Accounting Officer	—	—	13,500	113,000	$ 4,203	—

(1)	Based on the closing price of the Common Stock of $4.31 on the New York Stock Exchange on December 29, 2000.

Certain Agreements

        In January 2001, James R. Sadowski entered into an employment agreement with the Company pursuant to which Mr. Sadowski is employed as President and Chief Operating Officer of the Company. The agreement, which terminates in January 2006, provides for an annual base salary of not less than $263,000 per year and for Mr. Sadowski’s participation in incentive compensation and option programs and other customary employee benefits. The agreement also provides for severance benefits if Mr. Sadowski (i) is discharged without cause, (ii) resigns as a result of being assigned duties inconsistent with his position, or
(iii) resigns as a result of other material changes relating to his employment, including material changes in his incentive compensation targets, receiving incentive compensation for any year after 2000 equal to less than 50% of the total incentive compensation paid to executive officers other than the Chief Executive Officer for that year, or a relocation of his principal executive office more than 25 miles from his residence. In these cases, the agreement entitles Mr. Sadowski to an amount equal to one year’s salary and bonus and generally to continued participation in health and life insurance benefits for one year. In addition, the agreement generally entitles Mr. Sadowski to the same severance benefits if he terminates his employment as a result of a change in control of the Company, except that Mr. Sadowski will be entitled to an amount equal to two years’ salary and bonus in this case instead of one year’s salary and bonus.

        In May 1996, Don A. Baines entered into an agreement with the Company that, in the event of a change in control of the Company, provides for the continuation of payment of his salary by the Company and his continued participation in certain of the Company’s employee benefit plans if his employment with the Company terminates other than through his discharge for cause or by reason of his death or disability. A December 1998 amendment to the agreement provides that Mr. Baines’ entitlement to such payments and employee benefits participation will terminate on the earlier of Mr. Baines’ normal retirement date or 24 months following the date on which the change in control occurs.

        In May 1996, John T. Romain entered into an agreement with the Company that, in the event of a change in control of the Company, provides for the continuation of payment of his salary by the Company and his continued participation in certain of the Company’s employee benefit plans if his employment with the Company terminates other than through his discharge for cause or by reason of his death or disability. A December 1998 amendment to the agreement provides that Mr. Romain’s entitlement to such payments and employee benefits participation will terminate on the earlier of Mr. Romain’s normal retirement date or 24 months following the date on which the change in control occurs.

Compensation Subcommittee Report On Executive Compensation

General

        The following report of the Compensation Subcommittee of the Compensation Committee (the “Compensation Subcommittee” or the “Subcommittee”) describes the philosophy, objectives and components of the Company’s executive officer compensation programs for 2000 and discusses the determinations concerning the compensation for the Chief Executive Officer for 2000.

        The Compensation Subcommittee consists solely of qualifying Directors under each of Section 16 of the Exchange Act and Section 162(m) of the Code. The Compensation Subcommittee makes certain grants, awards, certifications and other administrative arrangements regarding selected compensation decisions for the executive officers. The members of the Compensation Subcommittee are Messrs. Campbell, Modigliani and Turner.

Compensation Philosophy

        In reviewing and overseeing the Company’s compensation programs for the executive officers, the Compensation Subcommittee adheres to a compensation philosophy of providing executive compensation programs that: (i) attract and retain key executives crucial to the long-term creation of stockholder value; (ii) relate to the achievement of operational and strategic objectives; and (iii) are commensurate with each executive’s performance, experience and responsibilities. In making its determinations concerning adjustments to salaries, incentive compensation and awards under other compensation plans, the Subcommittee considers the financial and operational performance of the Company during the prior year, the Company’s success in achieving strategic objectives, the current market conditions affecting the Company’s business, the general business environment and its assessment of the contributions of the individual executive to the Company’s performance and achievement of its strategic objectives. The Subcommittee’s overall executive officer compensation philosophy is performance-driven, emphasizing potential incentive compensation awards based on achievement of financial and operating targets over regular base salaries.

Compensation Program

        As a means of implementing this compensation philosophy, the Company’s compensation program for executive officers consists of the following primary elements: base salary; participation in the Company’s discretionary incentive program; and participation in the Company’s stock option plans. These particular elements are explained further below.

        Base Salary—The Compensation Subcommittee determines base salaries by evaluating each executive officer’s experience and responsibilities, the executive’s individual past performance and the executive’s expected future contributions, as well as the competitive environment for executive talent and the financial condition and operational performance of the Company. Based on the review of executive officer compensation information in publicly filed documents of the companies comprising the peer group index for performance graph purposes (“Peer Group”), as well as other industry data for similarly situated companies in the industrial and manufacturing sectors, the Subcommittee believes that the salary levels for the Company’s executive officers are typically at the average salary levels of this group.

        Discretionary Incentive Program—The Company has historically maintained its Management Incentive Compensation Program for key employees of the Company and its operating units (the “MIC”). Although the Compensation Committee of the Board of Directors generally determines the awards under the MIC for key employees of the Company and its operating units, the Compensation Subcommittee determines the awards for the executive officers. Awards under the MIC have historically been based largely upon targeted corporate and operating unit earnings goals. In addition, the Compensation Subcommittee believes that requiring persons who participate in the MIC to receive a portion of their annual incentive bonuses in shares of Common Stock under the Company’s 1997 Stock Bonus Plan increases their direct involvement in the long-term success of the Company and links the MIC more directly with enhanced stockholder value.

        In order to offer targeted short-term incentives to the executive officers aligned closely with the Company’s overall performance, the Compensation Subcommittee adopted an executive officer incentive program for fiscal 2000 (the “Executive Incentive Program”) within the broader framework of the MIC. Under the Executive Incentive Program, the Compensation Subcommittee agreed to set aside a portion of the Company’s fiscal 2000 earnings for executive officer bonuses, if certain operational objectives and targeted financial goals were achieved. The Subcommittee believes that this program is consistent with its performance-driven compensation philosophy, since potential incentive awards to executive officers could exceed their base salaries, but only if the Company achieved financial and operating targets designed to create value for stockholders. After considering the Company’s performance for fiscal 2000, the Compensation Subcommittee determined that the operating and financial goals under the Executive Incentive Program had been achieved in 2000. As a result, the Subcommittee awarded to the executive officers, other than the Chief Executive Officer, bonuses aggregating approximately $639,000. In considering the allocation of this amount among the executive officers other than the Chief Executive Officer, the Compensation Subcommittee considered each executive officer’s responsibilities, individual performance, and contributions to the Company’s financial and operating performance throughout the year. The bonus awards made to these executives for 2000 will be paid in part in shares of Common Stock under the Company’s 1997 Stock Bonus Plan.

        Stock Option Awards—The Company maintains its 1992 Key Employees Stock Option Plan and Amended and Restated 1997 Stock Option and Incentive Plan (the “1997 Plan”) to provide long-term incentives to its employees, including executive officers. The Company also maintains its 2000 Executive Incentive Stock Option Plan (the “2000 Executive Plan”) to provide incentives specifically to its key executive employees. In 2000, the Company granted stock options for 798,250 shares of Common Stock to its key employees, including options for 600,000 shares granted to executive officers under the 2000 Executive Plan, which was approved by the Company’s stockholders at the 2000 annual meeting. In order to ensure that a sufficient number of shares of Common Stock continue to be available to provide stock options to employees as the size of the Company has grown through acquisitions and internal growth, the Compensation Subcommittee approved the amendment and restatement of the 1997 Plan to increase the number of shares available for grant thereunder by 600,000, among other changes, subject to stockholder approval of the increase and other changes as described in this Proxy Statement under the caption “Proposal to Amend and Restate the 1997 Stock Option and Incentive Plan.”

        The Company relies upon long-term incentives through stock option grants as an integral part of its executive officer compensation program. The Compensation Subcommittee believes that stock option grants are instrumental in promoting the alignment of long-term interests between the Company’s executive officers and stockholders because the executives realize gains only if the stock price increases over the fair market value at the date of grant and the executives exercise their options. In determining the size of stock option grants to the executive officers in 2000, the Compensation Subcommittee considered each executive’s expected contributions to the future growth of the Company, the responsibilities of each executive, the executive’s position within the Company and the competitive market for executive talent.

        All options granted to executive officers in 2000 were awarded under the 2000 Executive Plan and vest in part based on the executive’s continued service over a period of five years and in part based on the Company’s realization of certain financial targets on an annual basis over a period of five years. The Subcommittee believes that stock options awarded under these vesting conditions will help to ensure the continued service of executive officers and align closely executive performance and stockholder value, providing executives with short-term incentives to achieve earnings growth and long-term incentives to attain higher market prices for the Common Stock. The Subcommittee has determined that the financial targets for options granted under the 2000 Executive Plan were achieved for fiscal 2000 and, accordingly, approved the vesting of the portion of the options subject to 2000 financial performance.

2000 Compensation for the Chief Executive Officer

        The Compensation Subcommittee determines the base salary of Arthur S. Holmes, the Company’s Chairman and Chief Executive Officer, by evaluating Mr. Holmes’ experience and responsibilities, day-to-day workload, individual past performance and expected future contributions to the Company, as well as the financial condition and operational performance of the Company and publicly available information about the compensation of the chief executive officers of similarly situated companies. Based on these factors, the Compensation Subcommittee determined that it was appropriate to increase Mr. Holmes’ base salary for 2000 to $263,000, an increase of 5.2% from Mr. Holmes’ 1999 base salary of $250,000. Based on the review of chief executive officer compensation information in publicly filed documents of the Peer Group, as well as other industry data for similarly situated companies in the industrial and manufacturing sectors, the Subcommittee believes that the Chief Executive Officer’s base salary compensation is lower than that of the majority of those persons serving as chief executive officer of the companies comprising this group.

        The Compensation Subcommittee awarded Mr. Holmes a cash bonus of $319,600 for 2000 under the Executive Incentive Program, the terms of which are generally discussed above. The Compensation Subcommittee awarded Mr. Holmes this bonus because it determined that the Company had achieved the operating and financial goals under the Executive Incentive Program in 2000. In determining the size of the Chief Executive Officer’s bonus, the Subcommittee considered the Company’s financial performance for fiscal 2000 and the position and responsibilities of Mr. Holmes during the fiscal year. The Subcommittee believes that the Executive Incentive Program, and the award of this bonus, represented a targeted short-term incentive to Mr. Holmes that is aligned closely with the Company’s overall 2000 operating and financial performance. The Subcommittee awarded this bonus to Mr. Holmes entirely in cash, as opposed to payment in part in shares of Common Stock, in light of Mr. Holmes’ existing significant equity ownership in the Company.

        During 2000, the Compensation Subcommittee granted a stock option for 187,500 shares of Common Stock to Mr. Holmes under the 2000 Executive Plan based on Mr. Holmes’ position and responsibilities, expected contributions to the future growth of the Company and expected future responsibilities. As discussed above for executive officers more generally, this option vests over a period of five years based on continued service and the Company’s attainment of financial targets. The Subcommittee has determined that the financial targets for fiscal 2000 were met and, consequently, approved the vesting of the portion of Mr. Holmes’ option subject to 2000 financial performance. The Subcommittee believes that this stock option gives the Chief Executive Officer additional short-term incentives to achieve earnings growth and long-term incentives to attain higher market prices for the Common Stock.

COMPENSATION SUBCOMMITTEE

LAZZARO G. MODIGLIANI , CHAIRMAN
RICHARD J. CAMPBELL
ROBERT G. TURNER , JR .

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company’s officers and Directors and persons who own 10% or more of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and the New York Stock Exchange. Officers, Directors and 10% or greater stockholders are required by Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the information provided to the Company during or with respect to fiscal 2000 by persons required to file such reports, the Company believes that its officers, Directors and owners of 10% or more of the Common Stock have complied with all applicable Section 16(a) filing requirements, except for one transaction not reported in a timely manner. Mr. Modigliani, a Director of the Company, filed an amended Form 5 during fiscal 2000 indicating a single transaction that should have been reported on an earlier Form 4 during 1999.

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the cumulative total stockholders’ return on the Company’s Common Stock with the cumulative total return of an index of certain peer companies selected by the Company and the Russell 2000 Index for the period beginning December 29, 1995 and ending December 29, 2000. The graph assumes that the value of the investment in Chart’s Common Stock and each index was $100 on December 29, 1995 and that all dividends, if any, were reinvested.

Comparison of Chart’s Common Stock,
Peer Group(1) and Russell 2000 Index

Chart Industries, Inc.
Peer Group Index
Russell 2000 Index
$550.00
$500.00
$450.00
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
1995
1996
1997
1998
1999
2000

	1995	1996	1997	1998	1999	2000
Chart Industries, Inc.	100.00	229.56	464.93	237.63	126.11	135.98
Peer Group Index	100.00	100.96	155.23	100.95	178.26	156.37
Russell 2000 Index	100.00	116.61	142.66	138.66	165.82	158.66

(1)
The Peer Group members are Gardner Denver, Inc., Graham Corporation, Helix Technology Corporation, Intermagnetics General Corporation, ITEQ, Inc., Pitt-Des Moines, Inc. and Robbins & Myers, Inc. American Precision Industries Inc. has ceased to be a member of the Peer Group as a result of its acquisition by Danaher Corporation during 2000.

PROPOSAL TO AMEND AND RESTATE THE
1997 STOCK OPTION AND INCENTIVE PLAN

        The 1997 Plan is designed to foster the Company’s long-term growth and performance by enhancing its ability to attract and retain highly qualified persons and motivating these persons to promote the long-term interests of the Company and its stockholders. The stockholders of the Company approved the adoption of the 1997 Plan at the Annual Meeting of Stockholders in 1997 and, in 1999, approved an increase in the number of shares available for issuance from 562,500 to 862,500. The Board of Directors has approved the amendment and restatement of the 1997 Plan to increase the number of shares available for issuance by 600,000 to a total of 1,462,500 and to make the other changes described below, including prohibiting the repricing of outstanding stock options. The Board of Directors is proposing this amendment and restatement for stockholder approval.

        As of December 31, 2000, only 157,970 shares of Common Stock remained available for the future grant of stock options to employees under the Company’s equity incentive plans. The size of the Company has grown through acquisitions and internal growth in recent years and the Board of Directors has approved the proposed changes to the 1997 Plan in order to ensure that a sufficient pool of shares continues to be available to provide long-term incentives to the Company’s employees in the form of stock options and related awards.

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present, either in person or by proxy, at the meeting is required to approve the amendment and restatement. Thus, abstentions will have the same effect as votes against the proposal. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the meeting, provided that this Proxy Statement is transmitted to the beneficial owner at least 15 days before the meeting. Broker non-votes are not counted as present and entitled to vote for determining whether this proposal has been approved and have no effect on its outcome.

        The Board of Directors recommends a vote FOR the proposal to amend and restate the 1997 Plan.

        The following is a summary of the significant changes to the 1997 Plan as well as the material features of the plan, as proposed to be amended and restated. A copy of the complete text of the proposed Second Amended and Restated Chart Industries, Inc. 1997 Stock Option and Incentive Plan is attached to this Proxy Statement as Appendix B. The following summary is qualified entirely by reference to the full text.

Significant Changes

        The 1997 Plan, as proposed to be amended and restated, is different from the existing 1997 Plan in the following significant aspects:

•
The number of shares available for issuance under awards granted pursuant to the 1997 Plan has been increased to 1,462,500. This is an increase of 600,000 shares over the number available for issuance under the existing terms of the plan.

•
The amended terms of the plan generally prohibit the repricing of outstanding stock options to lower the exercise price, including by canceling and regranting specific options, without obtaining stockholder approval.

•
The amended terms of the plan require that all stock options and stock appreciation rights be granted at not less than the fair market value of the underlying Common Stock on the date of grant. Although this generally has been the Company’s practice, the existing terms of the 1997 Plan do not mandate that all grants be made at fair market value.

•
The amendment eliminates non-employee Directors from the group of persons eligible to receive awards under the 1997 Plan. No non-employee Directors have received any awards under the existing terms of the 1997 Plan.

•	The amendment specifies that the Board of Directors may not materially amend the 1997 Plan without stockholder approval.

•
The maximum number of shares with respect to which stock appreciation rights may be granted is limited to 146,250 in the aggregate under the proposed amendment. The existing terms of the plan do not limit the grant of stock appreciation rights.

•
The amendment also makes general changes related to the administration of the 1997 Plan and the terms of awards, such as specifying that the Compensation Subcommittee will administer the plan, facilitating award transferability on terms approved by the Compensation Subcommittee, and facilitating payment of the exercise price and withholding taxes from the proceeds of awards.

        The following summary of the material features of the 1997 Plan, as proposed to be amended and restated, describes the plan after giving effect to these changes.

Summary of 1997 Plan

        The 1997 Plan is a flexible plan that will give the Compensation Subcommittee broad discretion to fashion the terms of awards in order to provide persons serving the Company with appropriate stock-based incentives. It will permit the issuance of both stock options and stock appreciation rights.

        All employees of, and consultants to, the Company and its affiliates will be eligible to participate in the 1997 Plan. The current number of persons who will be eligible for participa tion is approximately 2,400. The 1997 Plan will be administered by the Compensation Subcommittee, a standing subcommittee of the Board of Directors comprised entirely of Directors who satisfy the requirements for a “non-employee director” under Rule 16b-3 of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code.

        Authority of Subcommittee.    The Compensation Subcommittee generally has authority to supervise the administration of the 1997 Plan, including authority to: select the persons who will receive awards (persons receiving awards under the plan are known as “Participants”); grant awards; determine the terms, conditions and restrictions applicable to the awards (including the forms of agreements governing awards); determine how the exercise price and taxes are paid; modify or replace outstanding awards within the limits of the plan; accelerate the date on which awards become exercisable; waive the restrictions and conditions applicable to awards within the limits of the plan; defer payout on awards and credit interest or dividend equivalents on deferred awards; interpret the terms of the plan and awards; and establish rules governing the plan, including special rules applicable to awards made to employees who are foreign nationals or are employed outside the United States.

        The 1997 Plan gives the Compensation Subcommittee discretion to establish the exercise prices of awards, subject to the requirement that stock options and appreciation rights not be granted at less than fair market value. In addition, the plan does not generally establish limits on the earn-out or vesting periods of awards or termination provisions in the event of termination of employment. Instead, the Compensation Subcommittee is given the broad authority to establish these terms in order to best achieve the purposes of the plan.

        Within certain limits, the Compensation Subcommittee may delegate its authority under the 1997 Plan to any other person or persons. Any decision made by the Compensation Subcommittee in connection with the administration, interpretation and implementation of the plan and of its rules and regulations will be, to the extent permitted by law, final and binding upon all persons. Neither the Compensation Subcommittee nor any of its members is liable for any act taken by the Compensation Subcommittee pursuant to the plan. No member of the Compensation Subcommittee is liable for the act of any other member.

        Number of Shares of Common Stock.    The maximum aggregate number of shares of Common Stock that may be subject to awards granted under the 1997 Plan during its term is 1,462,500, subject to certain adjustments as described below. Shares of Common Stock issued under the plan may be either newly-issued shares or treasury shares. The assumption of obligations in respect of awards granted by an organization acquired by the Company, or the grant of awards under the 1997 Plan in substitution for any such awards, will not reduce the number of shares of Common Stock available in any fiscal year for the grant of awards under the plan.

        Shares of Common Stock subject to an award that is forfeited, terminated or canceled without having been exercised (other than shares subject to a stock option that is canceled upon the exercise of a related stock appreciation right) will generally be available again for grant under the plan, without reducing the number of shares of Common Stock available in any fiscal year for grant of awards.

        Adjustments.    In the event of a change in the Common Stock by reason of a merger, reorganization, recapitalization, stock dividend, stock split, distribution to stockholders (other than cash dividends) or similar transaction, the Compensation Subcommittee may adjust, in any manner that it deems equitable, the number and class of shares that may be issued under the 1997 Plan or any specific type of award, and the number and class of shares, and exercise price or fair market value, applicable to outstanding awards.

        Types of Awards.    The 1997 Plan provides for the grant of stock options exercisable for shares of Common Stock, which may be either incentive stock options or “non-qualified” stock options, and stock appreciation rights payable in cash or shares of Common Stock. A stock appreciation right entitles the grantee to payment equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the right is exercised over the fair market value of those shares on the date the right is granted.

        Grant of Awards.    Awards may be granted singly or in combination or tandem with other awards. Awards may also be granted to replace other awards granted by the Company to the extent not prohibited under the plan. If a Participant pays all or part of the exercise price or taxes associated with an award by the transfer of shares of Common Stock or the surrender of all or part of an award (including the award being exercised), the Compensation Subcommittee may, in its discretion, grant a new award to replace the award or the shares of Common Stock that were transferred or surrendered. The Company may also assume awards granted by an organization acquired by the Company or may grant awards in replacement of any such awards.

        Certain Limits on Grant of Stock Options or Stock Appreciation Rights.    The 1997 Plan provides that the maximum aggregate number of shares of Common Stock (i) for which stock options may be granted, and (ii) with respect to which stock appreciation rights may be granted, to any particular Participant during any calendar year during the term of the 1997 Plan is 168,750 shares of Common Stock, subject to adjustment as described above. In addition, the maximum aggregate number of shares of Common Stock with respect to which stock appreciation rights may be granted under the 1997 Plan during the term of the plan is 146,250, subject to adjustment as described above.

        Payment of Exercise Price.    The exercise price of a stock option (other than an incentive stock option) and any other stock award for which the Compensation Subcommittee has established an exercise price may be paid in cash, by the transfer of shares of Common Stock, by the surrender of all or part of an award or by a combination of these methods, as and to the extent permitted by the Compensation Subcommittee. The exercise price of an incentive stock option may be paid in cash, by the transfer of shares of Common Stock or by a combination of these methods, as and to the extent permitted by the Compensation Subcommittee, but may not be paid by the surrender of an award. The Compensation Subcom mittee may prescribe any other method of paying the exercise price that is consistent with applicable law and the purpose of the 1997 Plan.

        Taxes Associated with Awards.    Prior to the payment of an award, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any federal, state and local taxes associated with the award. In addition, the Compensation Subcommittee may permit Participants to pay the taxes associated with an award (other than an incentive stock option) in cash or by the transfer of shares of Common Stock, the surrender of all or part of an award, or a combination of cash and shares of Common Stock.

        Transferability.    The Compensation Subcommittee, in its sole discretion, may provide for transferability of particular awards under the plan (other than incentive stock options) on such terms and conditions as the Compensation Subcommittee may determine. Otherwise, any award under the plan will not be transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

        Prohibition on Repricing.    The exercise price of an outstanding stock option or other award granted under the plan may not be reduced (including by canceling and regranting specific awards) without the approval of the Company’s stockholders, except in accordance with an adjustment described above.

        Termination of Awards.    Awards expire on the tenth anniversary of the date of grant or on such earlier date established by the Compensation Subcommittee. The Compensation Subcommittee may cancel any awards if the Participant, without the Company’s prior written consent, (i) renders services for an organization, or engages in a business, that is, in the judgment of the Compensation Subcommittee, in competition with the Company, or (ii) discloses to anyone outside of the Company, or uses for any purpose other than the Company’s business, any confidential information relating to the Company in a fashion that the Compensation Subcommittee deems to be injurious to the Company.

        Change in Control.    In the event of a change in control of the Company, as defined in the 1997 Plan, the Compensation Subcommittee has the right, in its sole discretion, to: (i) accelerate the exercisability of any stock options and stock appreciation rights, notwithstanding any limitations set forth in the plan; (ii) cancel all outstanding stock options and stock appreciation rights in exchange for the securities, cash or other property that (a) with respect to stock options, the Participant would have received had the option been exercised prior to the transaction, net of the exercise price, and (b) with respect to stock appreciation rights, the Participant would have received had payment therefor been made by the Company prior to the transaction in shares of Common Stock; (iii) cause the Participant to have the right thereafter and during the term of the stock option or stock appreciation right to receive upon exercise the securities, cash or other property receivable upon the consummation of the transaction by a holder of the number of shares of Common Stock obtained upon exercise of the award; or (iv) take such other action as it deems appropriate to preserve the value of the award to the Participant. Alternatively, the Compensation Subcommittee has the right to require any purchaser of the Company’s assets or stock, as the case may be, to take any of the actions set forth in the preceding sentence as the purchaser may determine to be appropriate or desirable.

        Amendment, Effective Date and Termination of the 1997 Plan.    The Board of Directors may amend, suspend or terminate the 1997 Plan at any time. Stockholder approval is required for any material amendment of the plan, including (i) an increase, subject to adjustments as described above, in the maximum number of shares of Common Stock that may be subject to awards under the plan; (ii) a change that requires the approval of the Company’s stockholders in order to comply with applicable law or the rules of the principal national securities exchange on which the Common Stock is traded or quoted; or (iii) a change that would eliminate the exemption from the “short-swing profits” rules currently available for the plan and awards granted under it.

        The amendment and restatement of the 1997 Plan was approved by the Board of Directors on March 15, 2001, but will not be effective until its approval by the Company’s stockholders. The 1997 Plan will remain in effect until May 1, 2007, unless earlier terminated. Awards granted on or before that date may extend beyond that date.

        New Plan Benefits.    As of December 31, 2000, the Company had approximately 89 employees with outstanding option grants under the 1997 Plan. Because participation and the types and amounts of awards granted under the 1997 Plan are subject to the discretion of the Compensation Subcommittee, the benefits or amounts that will be received by any Participant or group of Participants if the amendment of the 1997 Plan is approved, or that would have been received by a Participant or group of Participants for fiscal 2000 if the amendment had been in effect during that year, are not determinable at this time. The closing price of the Common Stock on the New York Stock Exchange was $4.60 on March 21, 2001.

Federal Income Tax Consequences of Awards

        The anticipated income tax treatment, under current provisions of the Code, of the grant and exercise or payment of awards under the 1997 Plan is as follows:

        Incentive Stock Options.    In general, an employee will not recognize taxable income at the time an incentive stock option is granted or exercised so long as the employee has been employed by the Company at all times from the date of grant until the date three months before the date of exercise (one year in the case of permanent disability). However, the excess of the fair market value of the shares of Common Stock acquired upon exercise of the incentive stock option over the exercise price is an item of tax preference for purposes of the alternative minimum tax. If the employee exercises an incentive stock option without satisfying the employment requirement, the income tax treatment will be the same as that for a non-qualified stock option described below. Upon disposition of the shares of Common Stock acquired upon exercise of an incentive stock option, capital gain or capital loss will be recognized in an amount equal to the difference between the sale price and the exercise price, provided that the employee has not disposed of the shares of Common Stock within two years after the date of grant or within one year after the date of exercise (a “Disqualifying Disposition”). If the employee disposes of the shares in a Disqualifying Disposition, the employee will recognize ordinary income at the time of the Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the shares on the date the incentive stock option is exercised or the amount realized in the Disqualifying Disposition. Any remaining gain or loss is treated as a capital gain or capital loss.

        The Company is not entitled to a federal income tax deduction either upon the exercise of an incentive stock option or upon the disposition of the shares of Common Stock acquired thereby, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition and subject to the applicable provisions of the Code and regulations thereunder.

        Non-qualified Stock Options.    In general, an employee will not recognize taxable income at the time a stock option that does not qualify as an incentive stock option (a “Non-qualified Stock Option”) is granted. An amount equal to the difference between the exercise price and the fair market value, on the date of exercise, of the shares of Common Stock acquired upon exercise of the Non-qualified Stock Option will be included in the employee’s ordinary income in the taxable year in which the Non-qualified Stock Option is exercised. The employee’s holding period for such shares will commence on the day on which the employee recognized taxable income in respect of such shares. Upon disposition of the shares of Common Stock acquired upon exercise of the Non-qualified Stock Option, appreciation or depreciation from the tax basis of the shares after the date of exercise will be treated as either capital gain or capital loss.

        Subject to the applicable provisions of the Code and regulations thereunder, the Company generally will be entitled to a federal income tax deduction in the amount of the ordinary income realized by the employee in the year the Non-qualified Stock Option is exercised. Any amounts includable as ordinary income to an employee in respect of a Non-qualified Stock Option will be subject to applicable withholding for federal income and employment taxes.

        Stock Appreciation Rights.    The grant of stock appreciation rights will have no immediate tax consequences to the Company or the employee receiving the grant. In general, the amount of compensation that will be realized by an employee upon exercise of a stock appreciation right is equal to the difference between the grant date valuation of the shares of Common Stock underlying the stock appreciation right and the fair market value of the stock or cash received on the date of exercise. The amount received by the employee upon the exercise of the stock appreciation rights will be included in the employee’s ordinary income in the taxable year in which the stock appreciation rights are exercised. Subject to the applicable provisions of the Code and regulations thereunder, the Company generally will be entitled to a federal income tax deduction in the same amount in that year.

        The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of awards under the 1997 Plan or the Company or to describe tax consequences based on particular circumstances. It is based on United States federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. The discussion does not address state or local income tax consequences or income tax consequences for taxpayers who are not subject to taxation in the United States.

PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES

        The Company’s Amended and Restated Certificate of Incorporation currently authorizes the issuance of 30,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. In February 2001, the Board of Directors adopted a resolution proposing that the Certificate of Incorporation be amended to increase the authorized number of shares of Common Stock to 60,000,000, subject to stockholder approval of the amendment. The Board of Directors declared the amendment to be advisable, determined that it is in the best interests of the Company and unanimously recommends approval by the stockholders.

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required for the approval of the amendment. Thus, abstentions and broker non-votes will have the same effect as votes against the proposal. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the meeting, provided that this Proxy Statement is transmitted to the beneficial owner at least 15 days before the meeting.

        The Board of Directors recommends a vote FOR the proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares.

Proposed Amendment

        As of March 12, 2001, the Company had 24,381,999 shares of Common Stock outstanding and 2,600,513 shares reserved for future issuance under the Company’s equity-based plans, of which 2,095,605 shares are subject to outstanding options and 504,908 shares are available for grant, including shares reserved under the Company’s stock bonus and outside Directors stock option plans. If the amendment and restatement of the 1997 Plan is approved by stockholders, an additional 600,000 shares will be reserved for issuance under that plan. In addition, the Company has 1,000,000 shares of Common Stock reserved for issuance in connection with warrants related to the Company’s 1999 acquisition of MVE Holdings, Inc. and 23,176 shares reserved for issuance under outstanding warrants assumed as part of the Company’s 1997 acquisition of Cryenco Sciences, Inc. Based upon the foregoing numbers of outstanding and reserved shares, the Company currently has fewer than 2,000,000 shares of Common Stock remaining available for other purposes and will have fewer than 1,400,000 shares available for other purposes if the proposal to amend and restate the 1997 Plan is approved without increasing the number of authorized shares under the Certificate of Incorporation.

        The following is the text of Section 1 of Article IV of the Company’s Certificate of Incorporation, as proposed to be amended to increase the authorized number of shares of Common Stock from 30,000,000 to 60,000,000:

SECTION 1.    Number of Authorized Shares.    The total number of shares of all classes of stock that the Corporation shall have authority to issue is Sixty-One Million (61,000,000), consisting of Sixty Million (60,000,000) shares of common stock, par value $.01 per share (the “Common Stock”), and One Million (1,000,000) shares of preferred stock, par value $.01 per share (the “Preferred Stock”).

Purpose and Effect of Proposed Amendment

        The Board of Directors believes that the availability of additional authorized but unissued shares of Common Stock will provide the Company with the flexibility to issue Common Stock for a variety of corporate purposes, such as to effect future stock splits in the form of stock dividends, to make acquisitions through the use of stock, to raise equity capital, to adopt additional equity-based incentive plans or to reserve additional shares for issuance under such plans and under plans of acquired companies.

        The Company’s past uses of authorized Common Stock include two 3-for-2 stock splits effected in the form of stock dividends, payable in June 1997 and June 1998, the sale of 2,580,000 shares of Common Stock (giving effect to the 1998 stock split) in a capital raising transaction that closed in October 1997, and shares issued or reserved for issuance in connection with acquisitions or equity-based incentive plans. The Board of Directors believes that the proposed increase in authorized Common Stock will benefit the Company by providing flexibility to issue Common Stock for a variety of business and financial objectives in the future without the necessity of delaying such activities for further stockholder approval, except as may be required in particular cases by the Company’s charter documents, applicable law or the rules of any stock exchange or national securities association trading system on which the Company’s securities may then be listed or quoted.

        Other than as permitted or required under the Company’s equity-based plans and under outstanding options, warrants and other securities convertible into Common Stock, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional Common Stock for any purposes. Failure to obtain stockholder approval of this proposal will not impact the Company’s existing agreements to issue stock.

        If the Company’s stockholders approve the proposal to increase the authorized number of shares of Common Stock, no additional action or authorization by stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Common Stock is then listed or quoted. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

        The Company’s stockholders do not have preemptive rights with respect to Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. If the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, book value per share, and the voting power of shareholdings of current stockholders.

        The proposal could have an anti-takeover effect, although that is not its intention. For example, if the Company were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, limiting the opportunity for the Company’s stockholders to realize a higher price for their shares than is generally available in the public markets. The Board of Directors is not aware of any attempt, or contemplated attempt, by any unaffiliated party to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

        In addition to Common Stock, the Company’s Certificate of Incorporation currently empowers the Board of Directors to authorize the issuance of one or more series of preferred stock without stockholder approval. No shares of preferred stock of the Company are issued or outstanding. The amendment will not change the Company’s preferred stock authorization.

        If the proposed amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. However, if the Company’s stockholders approve the proposed amendment to the Company’s Certificate of Incorporation, the Board of Directors retains discretion under Delaware law not to implement the amendment. If the Board of Directors exercised such discretion, the number of authorized shares would remain at current levels. In addition, the proposed amendment to the Certificate of Incorporation requires the consent of the lenders under the Company’s consolidated credit and revolving loan facility. The Company is seeking and expects to receive that consent in advance of the Annual Meeting. If the Company does not receive consent under its credit facility, the Board of Directors will not cause the proposed amendment to become effective.

DATE TO SUBMIT STOCKHOLDER
PROPOSALS FOR 2002 ANNUAL MEETING

        Any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Stockholders to be held in 2002 must do so no later than November 30, 2001. To be eligible for inclusion in the 2002 proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act.

        The Company may use its discretion in voting proxies with respect to any stockholder proposal not included in the proxy materials for its Annual Meeting of Stockholders to be held in 2002, unless the Company receives notice of such proposal prior to February 13, 2002.

OTHER MATTERS

        The Board of Directors is not aware of any matter to come before the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders. If other matters, however, properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

        The firm of Calfee, Halter & Griswold LLP provided legal services to the Company in 2000 in the normal course of the Company’s business, and the Company expects that such firm will continue to provide services to the Company in 2001. Thomas F. McKee, a Director and Secretary of the Company, is a partner in the firm of Calfee, Halter & Griswold LLP.

        Upon the receipt of a written request from any stockholder, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Exchange Act, for the Company’s most recent fiscal year. Written requests for such report should be directed to:

Treasurer
Chart Industries, Inc.
5885 Landerbrook Drive, Suite 150
Cleveland, Ohio 44124

        You are urged to sign and return your proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Annual Meeting.

By Order of the Board of Directors

THOMAS F. MC KEE
Secretary

March 30, 2001
APPENDIX A

CHART INDUSTRIES, INC.
AUDIT COMMITTEE CHARTER

Organization

        The Audit Committee (the “Committee”) of the Board of Directors of Chart Industries, Inc. (the “Company”) shall be comprised of a minimum of three directors. Each director shall be “independent,” in accordance with the standards set forth by the New York Stock Exchange relating to composition of audit committees, as such standards may be amended from time to time. Each member of the Committee shall be financially literate, as determined by the Board of Directors, in its business judgment, or shall become financially literate within a reasonable period of time after appointment to the Committee. The Committee shall include at least one member that has accounting or related financial management expertise, as determined by the Board of Directors, in its business judgment.

Statement of Policy

        The Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the Committee to maintain free and open communication between the directors, the independent auditors, the internal audit function and the financial management of the Company.

Responsibilities

        In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to facilitate corporate accounting and reporting practices of the Company that are in accordance with all applicable requirements and that are of the highest quality.

        In carrying out these responsibilities, the Committee will:

•	Obtain the full Board of Directors’ approval of this Charter and review and reassess the adequacy of this Charter as conditions dictate (at least annually).

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

•
Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Committee, as the shareholders’ representatives, who have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

•	Review and concur with management’s appointment, termination or replacement of the internal audit function.

•
Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor’s compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

•
Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

•	Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

•	Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

•
Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Committee by the auditors. The chair of the Committee may represent the entire Committee for purposes of this review.

•
Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

•
Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

•
Report the results of the annual audit to the Board of Directors. If requested by the Board of Directors, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors’ questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Committee meeting during which the results of the annual audit are reviewed).

•
On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to satisfy itself of the independent auditors’ independence.

•	Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

•
Review the Committee’s report, containing the information required to be stated therein by rules of the Securities and Exchange Commission, to be set forth in the proxy statement for the Company’s annual meeting of stockholders, and review other Company disclosure relating to the Committee required to be set forth in such proxy statements. This Charter shall be included as an appendix to the proxy statement at least once every three years, or the year after any significant amendment to the Charter.

APPENDIX B

SECOND AMENDED AND RESTATED
CHART INDUSTRIES, INC.
1997 STOCK OPTION AND INCENTIVE PLAN

Section 1. Purpose

        The Chart Industries, Inc. 1997 Stock Option and Incentive Plan, as the same may be amended (the “Plan”), is designed to foster the long term growth and performance of the Company by: (a) enhancing the Company’s ability to attract and retain highly qualified employees; (b) motivating employees to serve and promote the long term interests of the Company and its stockholders through stock ownership and performance-based incentives; and (c) providing the Company with flexibility to provide stock-based incentives to consultants whose services are anticipated to promote the Company’s long-term business objectives. To achieve this purpose, the Plan provides authority for the grant of Stock Options and Stock Appreciation Rights.

Section 2. Definitions

        (a)    “Acquisition Consideration” shall have the meaning set forth in Section 12 hereof.

        (b)    “Affiliate” shall have the meaning ascribed to that term in Rule 12b-2 promulgated under the Exchange Act.

        (c)    “Award” shall mean a grant of Stock Options or Stock Appreciation Rights under this Plan.

        (d)    “Award Agreement” shall mean any agreement between the Company and a Participant that sets forth terms, conditions, and restrictions applicable to an Award.

        (e)    “Board of Directors” shall mean the Board of Directors of the Company.

        (f)    “Change in Control” shall include, but not be limited to: (i) the first purchase of shares by a Third Party pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company’s Common Stock of any class or any securities convertible into such Common Stock; (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a Third Party is the “beneficial owner” (as that term is defined in Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the Company’s Common Stock calculated as provided in paragraph (d) of said Rule 13d-3; (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock of any class, or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of common stock of all classes of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company; or (vi) such other event as the Committee shall, in its sole and absolute discretion, deem to be a “Change in Control” for purposes of this Plan or any Notice of Award or Award Agreement entered into pursuant hereto. The manner of application and interpretation of the foregoing provisions shall be determined by the Committee in its sole and absolute discretion.

        (g)    “Code” shall mean the Internal Revenue Code of 1986, or any law that supersedes or replaces it, as amended from time to time.

        (h)    “Committee” shall mean the Compensation Subcommittee of the Compensation Committee of the Board of Directors, or any other committee or subcommittee of the Board of Directors authorized by the Board of Directors to administer this Plan that is constituted in a manner that satisfies the “non-employee director” standard set forth in Rule 16b-3 and the “outside director” requirements of Section 162(m) of the Code.

        (i)    “Common Stock” shall mean shares of Common Stock, par value $.01 per share, of Chart Industries, Inc., including authorized and unissued shares and treasury shares.

        (j)    “Company” shall mean Chart Industries, Inc., a Delaware corporation, and its direct and indirect subsidiaries.

        (k)    “Exchange Act” shall mean the Securities Exchange Act of 1934, and any law that supersedes or replaces it, as amended from time to time.

        (l)    “Fair Market Value” of Common Stock shall mean, as of any particular date, (i) the closing sale price per share of Common Stock as reported on the principal exchange on which the Common Stock is then trading, if any, or, if applicable, the Nasdaq National Market System, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Stock as determined by the Committee, or pursuant to rules established by the Committee on a basis consistent with regulations under the Code.

        (m)    “Incentive Stock Option” shall mean a Stock Option that meets the requirements of Section 422 of the Code.

        (n)    “Notice of Award” shall mean any notice by the Committee to a Participant that advises the participant of the grant of an Award or sets forth terms, conditions, and restrictions applicable to an Award.

        (o)    “Participant” shall mean any person to whom an Award has been granted under this Plan.

        (p)    “Person” shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a governmental authority.

        (q)    “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, or any rule that supersedes or replaces it, as amended from time to time.

        (r)    “Stock Appreciation Right” shall mean an Award granted pursuant to Section 6(b)(i) hereof.

        (s)    “Stock Equivalent Unit” shall mean an Award that is valued by reference to the value of shares of Common Stock.

        (t)    “Stock Option” shall mean an Award granted pursuant to Section 6(b)(ii) hereof.

        (u)    “Third Party” shall mean any Person, group or entity other than Arthur S. Holmes or Charles S. Holmes.

Section 3. Eligibility

        All employees of, and consultants to, the Company and its Affiliates, are eligible for the grant of Awards. The selection of any such persons to receive Awards will be within the discretion of the Committee. More than one Award may be granted to the same person.

        Notwithstanding the foregoing, any individual who renounces in writing any right that he or she may have to receive Awards under the Plan shall not be eligible to receive any Awards hereunder.

Section 4. Shares of Common Stock Available for Awards; Adjustment

        (a)    Number of Shares of Common Stock.    The maximum aggregate number of shares of Common Stock that may be subject to Awards granted under this Plan during the term of this Plan is 1,462,500 shares of Common Stock, subject to any adjustments made in accordance with the terms of this Section 4.

        The assumption of obligations in respect of awards granted by an organization acquired by the Company, or the grant of Awards under this Plan in substitution for any such awards, will not reduce the number of shares of Common Stock available in any fiscal year for the grant of Awards under this Plan.

        Shares of Common Stock subject to an Award that is forfeited, terminated, or canceled without having been exercised (other than shares of Common Stock subject to a Stock Option that is canceled upon the exercise of a related Stock Appreciation Right) will again be available for grant under this Plan, without reducing the number of shares of Common Stock available in any fiscal year for grant of Awards under this Plan, except to the extent that the availability of those shares of Common Stock would cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3.

        (b)    No Fractional Shares.    No fractional shares of Common Stock will be issued, and the Committee will determine the manner in which the value of fractional shares of Common Stock will be treated.

        (c)    Adjustment.    In the event of any change in the Common Stock by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, including any transaction described under Section 424(a) of the Code, or in the event of a stock dividend, stock split, or distribution to stockholders (other than normal cash dividends), the Committee will have authority to adjust, in any manner that it deems equitable, the number of shares specified in Sections 4(a) and 6(c) and the number and class of shares of Common Stock subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of the shares of Common Stock and other value determinations applicable to outstanding Awards, including as may be allowed or required under Section 424(a) of the Code.

Section 5. Administration

        (a)    Committee.    This Plan will be administered by the Committee. The Committee will, subject to the terms of this Plan, have the authority to: (i) select the eligible employees and consultants who will receive Awards; (ii) grant Awards; (iii) determine the number and types of Awards to be granted to eligible employees and consultants; (iv) determine the terms, conditions, vesting periods, and restrictions applicable to Awards, including timing and price; (v) adopt, alter, and repeal administrative rules and practices governing this Plan; (vi) interpret the terms and provisions of this Plan and any Awards granted under this Plan, including, where applicable, determining the method of valuing any Award and certifying as to the satisfaction of such Awards; (vii) prescribe the forms of any Notices of Award, Award Agreements, or other instruments relating to Awards; and (viii) otherwise supervise the administration of this Plan.

        (b)    Delegation.    The Committee may delegate any of its authority to any other Person or Persons that it deems appropriate, provided the delegation does not cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3.

        (c)    Decisions Final.    All decisions by the Committee, and by any other Person or Persons to whom the Committee has delegated authority, to the extent permitted by law, will be final and binding on all Persons.

        (d)    No Liability.    Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

Section 6. Awards

        (a)    Grant of Awards.    The Committee will determine the type or types of Awards to be granted to each Participant and will set forth in the related Notice of Award or Award Agree ment the terms, conditions, vesting periods, and restrictions applicable to each Award. Awards may be granted singly or in combination or tandem with other Awards. Awards may also be granted in replacement of, or in substitution for, other awards granted by the Company, whether or not granted under this Plan. The Company may assume obligations in respect of awards granted by any Person acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

        (b)    Types of Awards.    Awards may include, but are not limited to the following:

        (i)    Stock Appreciation Rights.    A Participant who is granted an Award that is a Stock Appreciation Right shall have the right to receive a payment in cash or shares of Common Stock, equal to the excess of (A) the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over (B) the Fair Market Value of such shares of Common Stock on the date the right is granted, all as determined by the Committee. The right may be conditioned upon the occurrence of certain events, such as a Change in Control of the Company, or may be unconditional, as determined by the Committee.

        (ii)    Stock Options.    A Participant who is granted an Award that is a Stock Option shall have the right to purchase a specified number of shares of Common Stock, during a specified period, and at a specified exercise price, all as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Stock Option not intended to qualify as an Incentive Stock Option. In addition to the terms, conditions, vesting periods, and restrictions established by the Committee, Incentive Stock Options must comply with the requirements of Section 422 of the Code. The exercise price per share of a Stock Option may not be less than the Fair Market Value of the Common Stock on the date the Stock Option is granted.

        (c)    Limits on Awards.    The maximum aggregate number of shares of Common Stock (i) for which Stock Options may be granted, and (ii) with respect to which Stock Appreciation Rights may be granted, under this Plan to any particular Participant during any calendar year during the term of this Plan is 168,750, subject to adjustment in accordance with Section 4(c). Notwithstanding any other provision of this Plan, the maximum aggregate number of shares of Common Stock with respect to which Stock Appreciation Rights may be granted under this Plan to Participants during the term of this Plan is 146,250, subject to adjustment in accordance with Section 4(c).

        (d)    Termination of Awards.    Any Award granted under this Plan shall expire, and the Participant to whom such Award was granted shall have no further rights with respect thereto, on the tenth anniversary of the date of grant of such Award, or on such earlier date as may be established by the Committee and provided in the Notice of Award or Award Agreement with respect to such Award.

Section 7. Deferral of Payment

        With the approval of the Committee, the delivery of the shares of Common Stock, cash, or any combination thereof subject to an Award may be deferred, either in the form of installments or a single future delivery. The Committee may also permit selected Participants to defer the receipt of some or all of their Awards, as well as other compensation, in accordance with procedures established by the Committee to assure that the recognition of taxable income is deferred under the Code. Deferred amounts may, to the extent permitted by the Committee, be credited as cash or Stock Equivalent Units. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents on Stock Equivalent Units.

Section 8. Payment of Exercise Price

        The exercise price of a Stock Option (other than an Incentive Stock Option) and any other Award for which the Committee has established an exercise price may be paid in cash, by the transfer of shares of Common Stock, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of shares of Common Stock, or by a combination of these methods, as and to the extent permitted by the Committee but may not be paid by the surrender of all or part of an Award. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan.

Section 9. Taxes Associated with Awards

        Prior to the payment of an Award or upon the exercise or release thereof, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any federal, state, and local taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all taxes associated with the Award (other than an Incentive Stock Option) in cash, by the transfer of shares of Common Stock, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods. The Committee may permit a Participant to pay any or all taxes associated with an Incentive Stock Option in cash, by the transfer of shares of Common Stock, or by a combination of these methods or by any other method which does not disqualify the option as an Incentive Stock Option under applicable provisions of the Code.

Section 10. Termination of Employment

        If the employment of a Participant terminates for any reason, all unexercised, deferred, and unpaid Awards may be exercisable or paid only in accordance with rules established by the Committee or as specified in the particular Award Agreement or Notice of Award. Such rules may provide, as the Committee deems appropriate, for the expiration, continuation, or acceleration of the vesting of all or part of the Awards.

Section 11. Termination of Awards Under Certain Conditions

        The Committee may cancel any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of this Plan or with any Notice of Award or Award Agreement or if the Participant, without the prior written consent of the Company, engages in any of the following activities:

(a) Renders services for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company; or

        (b)    Discloses to anyone outside of the Company, or uses for any purpose other than the Company’s business any confidential information or material relating to the Company, whether acquired by the Participant during or after employment with the Company, in a fashion or with a result that the Committee, in its judgment, deems is or may be injurious to the best interests of the Company.

        The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and of any Notice of Award or Award Agreement and has not engaged in any activities referred to in clauses (a) and (b) above.

Section 12. Change in Control

        In the event of a Change in Control of the Company, the Committee shall have the right, in its sole discretion, to: (i) accelerate the exercisability of any Stock Options and Stock Appreciation Rights, notwithstanding any limitations set forth in the Plan; (ii) cancel all outstanding Stock Options and Stock Appreciation Rights in exchange for the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of the transaction in question (the “Acquisition Consideration”) that (a) with respect to Awards of Stock Options, the Participant would have received had the Stock Option been exercised prior to such transaction, less the applicable exercise price therefor, and (b) with respect to a Stock Appreciation Right, the Participant would have received had payment therefor been made by the Company prior to such transaction in shares of Common Stock; (iii) cause the Participant to have the right thereafter and during the term of the Stock Option or Stock Appreciation Right to receive upon exercise thereof the Acquisition Consideration receivable upon the consummation of such transaction by a holder of the number of shares of Common Stock which might have been obtained upon exercise of all or any portion thereof; or (iv) take such other action as it deems appropriate to preserve the value of the Award to the Participant. Alternatively, the Committee shall also have the right to require any purchaser of the Company’s assets or stock, as the case may be, to take any of the actions set forth in the preceding sentence as such purchaser may determine to be appropriate or desirable.

Section 13. Amendment, Suspension, or Termination of This Plan; Amendment of Outstanding Awards

        (a)    Amendment, Suspension, or Termination of this Plan.    The Board of Directors may amend, suspend, or terminate this Plan at any time; provided, however, that no action of the Board of Directors may result, without the approval of the Company’s stockholders, in a material amendment of this Plan, including any of the following:

(i) increasing, except as provided in Section 4(c) hereof, the maximum number of shares of Common Stock that may be subject to Awards granted under the Plan;

        (ii)    making any change to the Plan that requires the approval of the Company’s stockholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted; or

(iii) making any change that would eliminate the exemption provided by Rule 16b-3 for this Plan and for Awards granted under this Plan.

        (b)    Amendment of Outstanding Awards.    The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award. Notwithstanding the foregoing, in no event shall the exercise price of any outstanding Award granted hereunder be reduced (including by canceling and regranting specific Awards) without approval thereof by the Company’s stockholders, except pursuant to an adjustment under Section 4(c).

Section 14. Awards to Foreign Nationals and Employees Outside the United States

        To the extent that the Committee deems appropriate to comply with foreign law or practice and to further the purpose of this Plan, the Committee may, without amending this Plan, (a) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those established generally under this Plan, and (b) grant Awards to such Participants in accordance with those rules.

Section 15. Nonassignability

        Unless otherwise determined by the Committee, (a) no Award granted under the Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, and (b) an Award granted under this Plan may be exercised, during the Participant’s lifetime, only by the Participant or by the Participant’s guardian or legal representative. Notwithstanding the foregoing, no Incentive Stock Option may be transferred or assigned pursuant to a qualified domestic relations order or exercised, during the Participant’s lifetime, by the Participant’s guardian or legal representative. The Committee, in its sole discretion, may provide for the transferability of particular Awards (other than Incentive Stock Options) under this Plan on such terms and conditions as the Committee may determine.

Section 16. Terms of Awards and Related Agreements Need not be Identical

        The form and substance of Awards, Award Agreements and Notices of Awards, whether granted at the same or different times, need not be identical. Subject only to the terms of the Plan, the Committee shall have the authority to prescribe the terms of any Awards and the provisions of any Award Agreements, Notices of Award or other instruments entered into with respect to the same; it being expressly understood that the Committee shall have the authority to include in any such Award Agreements, Notices of Award or other instruments relating to Awards, such representations, warranties, covenants and agreements on behalf of the Company or the Participant as it deems necessary or appropriate, including, without limitation, covenants relating to non-competition, non-solicitation and non-disclosure of confidential information.

Section 17. Governing Law

        The interpretation, validity, and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Delaware.

Section 18. No Rights as Employees/Stockholders

        Nothing in the Plan or in any Award Agreement or Notice of Award shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate of the Company or to be entitled to receive any remuneration or benefits not set forth in the Plan or such Award Agreement or Notice of Award, or to interfere with or limit either the right of the Company or an Affiliate of the Company to terminate the employment of such Participant at any time with or without cause. Nothing contained in the Plan or in any Award Agreement or Notice of Award shall be construed as entitling any Participant to any rights of a stockholder as a result of the grant of an Award until such time as shares of Common Stock are actually issued to such Participant pursuant to the exercise of a Stock Option or Stock Appreciation Right.

Section 19. Effective and Termination Dates

        (a)    Effective Date.    This Plan, as amended and restated, was approved by the Board of Directors on March 15, 2001 and becomes effective upon adoption by the affirmative vote of the holders of a majority of the voting power of the Company represented by the shares of Common Stock present and eligible to vote, in person or by proxy, at any annual or special meeting of stockholders at which a quorum is present. The Plan, as amended and restated, shall be deemed to be adopted on the date of such stockholder meeting.

        (b)    Termination Date.    This Plan will continue in effect until midnight on May 1, 2007; provided, however, that Awards granted on or before that date may extend beyond that date and restrictions and other terms and conditions imposed on any Award granted on or before that date may extend beyond such date.

DETACH CARD HERE
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CHART INDUSTRIES, INC.
ANNUAL MEETING OF STOCKHOLDERS — MAY 3, 2001

This proxy is solicited on behalf of the Board of Directors

        The undersigned hereby (i) appoints James R. Sadowski and John T. Romain and each of them, as proxy holders and attorneys, with full power of substitution, to appear and vote all of the shares of Common Stock of Chart Industries, Inc., which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at The Chase Manhattan Bank Building, 270 Park Avenue, 11th Floor, Conference Room A, New York, New York, on May 3, 2001 at 10:00 a.m. (EDT), and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all of the shares of Common Stock of the Company represented by this proxy as indicated below.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no directions are given below, this proxy will be voted FOR the election of the Directors nominated by the Board of Directors and FOR proposals 2 and 3.

1.	ELECTION OF DIRECTORS
☐ FOR the nominees listed
DON A. BAINES	THOMAS F. McKEE
(To withhold authority to vote for a nominee, draw a line through the nominee’s name)

2.
APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1997 STOCK OPTION AND INCENTIVE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY 600,000 AND MAKE OTHER CHANGES TO THE PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	APPROVE THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 TO 60,000,000

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued on other side)

DETACH CARD HERE
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4.	IN THEIR DISCRETION TO ACT ON ANY OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

The Board of Directors Recommends You Vote FOR the Above Proposals.

Please date, sign and return promptly in the accompanying envelope.

Dated: _____________________________, 2001

_________________________________

_________________________________
(Signature)

Your signature to this proxy should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.

☐ Check box if you plan on attending the meeting.